SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of Earliest event reported): March 24, 1997


                           TSUNAMI CAPITAL CORPORATION
             (Exact name of Registrant as specified in its charter)


          Colorado                       33-8066-D                    84-1031657
          --------                       ---------                    ----------
(State or other jurisdiction of     (Commission File No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)


         11811 North Tatum Boulevard, Suite 4040 Phoenix, Arizona  85028
         ---------------------------------------------------------------
         (Address of Principal Executive Offices)              (Zip Code)


                                 (602) 953-7980
                                 --------------
                         (Registrant's telephone number,
                              including area code)


                                       N/A
                   ------------------------------------------
                     (Former name, former address and former
                   fiscal year, if changed since last report)

ITEM 1.   CHANGE IN CONTROL

         On March 24, 1997, the registrant entered into certain agreements and understandings which would, if consummated as contemplated, result in a change in control of the registrant. See the disclosure under Item 2 of this Current Report.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On March 24, 1997, the registrant entered into a Letter of Intent (described below) with CL Thomson-Vision Expedition, Inc., a California corporation ("Thomson-Vision"), pursuant to which the Company acquired a $500,000 note receivable in exchange for $500,000 of its cash, or approximately 61% of its assets.

         The registrant lent Thomson-Vision the sum of $500,000 in cash under terms contained in a promissory note (the "Note") issued by Thomson-Vision to the registrant. A copy of the Note is being filed as Exhibit E-1 to this Current Report. The following summary of its terms is qualified in every respect by the full text thereof as shown in the said Exhibit.

         The Note provides for interest at the rate of 10% per annum until due and in the event of default, from the date of default until paid in full at the rate of 18%. The principal and all accrued interest are due and payable on December 31, 1997. The Note may be pre-paid without penalty.

         In addition to other remedies in case of default under the Note, the registrant may, at its election and prior to January 31, 1998, convert the debt evidenced by the Note into the common stock of Thomson-Vision. The common stock of Thomson-Vision which would accrue to the registrant upon such an election would be equal to the result obtained by dividing (i) the then total amount of unpaid principal and accrued interest under the Note by (ii) $1.00. The ownership interest in Thomson-Vision that the registrant would receive it if elected to convert the Note is expected to be approximately 25%.

         The above-described Note was made as part of a broader understanding, expressed in a certain Letter of Intent also dated March 24, 1997, and filed as an Exhibit to this report. The Letter of Intent contemplates a merger between a yet to be formed subsidiary of the registrant and Thomson-Vision. It is also contemplated that as a result of such a merger, the current shareholders of Thomson-Vision would own approximately 60% of the common stock of the registrant outstanding upon the closing of the merger.

         It is further contemplated that after the merger, the registrant would effect a private placement of its securities raising a minimum of $1,000,000 in gross proceeds through Paradise Valley Securities, Inc. ("Paradise"), a registered securities broker-dealer, as the placement agent. Paradise has agreed to conduct such a private placement upon the consummation of the merger in exchange for 1,200,000 shares of the registrant's common stock or approximately 5% of the registrant's common stock after the merger. The registrant and Paradise are affiliates. Mr. Anthony Silverman, the chief executive officer, a director and shareholder of the registrant's outstanding stock, is an officer and shareholder of Paradise. Mr. Michael Jacobson, an executive officer, director and a shareholder of the registrant is also an officer, director and shareholder of Paradise. Mr. Emmett Mitchell, a director of the registrant, is an employee of Paradise. Mr. Jeffrey Silverman is an executive officer and shareholder of the registrant as well as an officer, director and stockholder of Paradise. Mr. William Silverman, a shareholder of the registrant, is also an officer, director and stockholder of Paradise.

         The agreements and understandings described above have been made in the expectation that the registrant will combine with Thomson-Vision and, as the surviving entity, will operate the business of Thomson-Vision. The registrant does not intend to become an investment company within the meaning of the Investment Company Act of 1940.

         The business of Thomson-Vision is (and the business of the registrant will be if the above-described merger is effected) to own and operate a travel consolidation business in the State of California. Thomson-Vision was formed when Vision Expedition, Inc. acquired CL Thomson Express International, Inc. in August, 1996. Thomson-Vision is one of the largest travel consolidators in the United States selling primarily airline tickets to travel agencies. Thomson-Vision has agreements with approximately thirty airlines.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (b)  Pro  Forma  Financial   Information.   The  following  information
     represents pro forma financial information required pursuant to Article 11 of Regulation S-X:

         See Pro Forma Balance Sheet as of January 31, 1997; Pro Forma Income Statements for the three months ended January 31, 1997, and for the year ended October 31, 1996, and the Notes contained therein.

         (c) Exhibits. The following exhibits are required pursuant to Item 601 of Regulation S-K:

             E-1      Promissory Note

             E-2      Letter of Intent

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         DATED:  April 10, 1997

                                        TSUNAMI CAPITAL CORPORATION


                                        By: /s/ Anthony Silverman
                                           -------------------------
                                            Anthony Silverman, President



                                        By: /s/ Michael E. Jacobson
                                           ---------------------------
                                            Michael E. Jacobson, Chief Financial
                                            Officer

                           TSUNAMI CAPITAL CORPORATION
                 UNAUDITED CONDENSED PRO-FORMA INCOME STATEMENT
                       FOR THE YEAR ENDED OCTOBER 31, 1996
                                 ($,000 OMITTED)


                                        HISTORICAL     PRO-FORMA*      PRO-FORMA
                                        RESULTS        ADJUSTMENTS     RESULTS

REVENUES                                   0               0              0

COSTS AND EXPENSES                         9               0              0
                                        ----------------------------------------

OPERATING INCOME                          (9)              0             (9)

OTHER INCOME (LOSS)                      (53)             25            (28)
                                        ----------------------------------------

INCOME BEFORE PROVISION
FOR INCOME TAXES                         (62)             25            (37)

PROVISION FOR INCOME TAXES
(RECOVERY)                               (32)              4            (28)
                                        ----------------------------------------

NET INCOME                               (30)             21             (9)
                                        ========================================


*ADJUSTED TO REFLECT THE HIGHER INTEREST RATE THAT WOULD HAVE BEEN EARNED HAD THE NOTE BEEN ISSUED ON NOVEMBER 1, 1995.

                           TSUNAMI CAPITAL CORPORATION
                   UNAUDITED CONDENSED PRO-FORMA BALANCE SHEET
                                 ($,000 OMITTED)

                                    HISTORICAL                       PRO-FORMA
                                    BALANCE                          BALANCE
                                    JANUARY 31, 1997   PRO-FORMA*    JANUARY 31,
                                    (UNAUDITED)        ADJUSTMENTS   1997

ASSETS

CASH AND EQUIVALENTS                      724            (500)             224

NOTES AND ACCOUNTS
  RECEIVABLE                                2             500              502
SECURITIES OWNED (MARKET)                  16                               16
DEFERRED INCOME TAXES                      13                               13
FIXED AND OTHER ASSETS                     62                               62
                                     -------------------------------------------

TOTAL ASSETS                              817               0              817

                                     ===========================================

LIABILITIES

ACCOUNTS PAYABLE                            0                                0
                                     -------------------------------------------

  TOTAL LIABILITIES                         0               0                0

STOCKHOLDERS' EQUITY

COMMON STOCK - NO PAR VALUE -
  7,644,534 SHARES ISSUED
  AND OUTSTANDING                         168                              168
RETAINED EARNINGS                         672
UNREALIZED DEPRECIATION                   (23)                             (23)
                                     -------------------------------------------
TOTAL STOCKHOLDERS'
  EQUITY                                  817               0              145

                                     -------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                    817               0              145

                                     ===========================================

*ADJUSTED TO REFLECT THE ISSUANCE OF A NOTE FROM C.L. THOMPSON-VISION EXPEDITION, INC. FOR CASH IN THE AMOUNT OF $500,000.

                           TSUNAMI CAPITAL CORPORATION
                 UNAUDITED CONDENSED PRO-FORMA INCOME STATEMENT
                       FOR THE YEAR ENDED OCTOBER 31, 1996
                                 ($,000 OMITTED)


                                HISTORICAL        PRO-FORMA*        PRO-FORMA
                                RESULTS           ADJUSTMENTS       RESULTS

INTEREST AND DIVIDEND
INCOME                              9                   6               16

COSTS AND EXPENSES                  1                   0                1

                                -----------------------------------------------

OPERATING INCOME                    8                   6               14

OTHER INCOME (LOSS)               (17)                  0              (17)

                                -----------------------------------------------

INCOME BEFORE PROVISION
FOR INCOME TAXES                   (9)                  6               (3)

PROVISION FOR INCOME TAXES
(RECOVERY)                        (20)                  2              (18)

                                -----------------------------------------------

NET INCOME (LOSS)                  11                   4               15

                                ===============================================

* ADJUSTED TO REFLECT THE HIGHER INTEREST RATE THAT WOULD HAVE BEEN EARNED HAD THE NOTE BEEN ISSUED ON NOVEMBER 1, 1996.
                                        7